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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                           GOLDEN STATE BANCORP INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                                       95-4642135
 (State of Organization)                   (I.R.S. Employer Identification No.)


      414 NORTH CENTRAL AVENUE
         GLENDALE, CALIFORNIA                              91203
(Address of principal executive offices)                (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE


       Securities to be registered pursuant to Section 12(g) of the Act:


       TITLES OF EACH CLASS                      NAME OF EXCHANGE ON WHICH
       TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
       -------------------                       ------------------------------
   Litigation Tracking Warrants,                   The Nasdaq Stock Market, Inc.
for the purchase of shares of common stock,
   par value $1.00 per share,
  of Golden State Bancorp Inc.

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Item 1. Description of Registrant's Securities to be Registered.
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        A complete description of the litigation tracking warrants (the "LTWs")
to be registered hereunder is contained under the caption "Description of LTWs" in the Prospectus forming a part of the Form S-3 Registration Statement (File No. 333-47309) of Golden State Bancorp Inc. ("Golden State"), originally filed on March 4, 1998, as amended, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference and any such description included in a form of prospectus subsequently filed by Golden State pursuant to Rule 424(b) under the Securities Act shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.
        --------

        1. Certificate of Incorporation of Golden State (incorporated by reference to Exhibit 3.1 to Golden State's Registration Statement on Form S-3, File No. 333-28037).

        2. Bylaws of Golden State (incorporated by reference to Exhibit 3.2 to Golden State's Registration Statement on Form S-3, File No. 333-28037).

        3. Form of Warrant Agreement, between Golden State and ChaseMellon Shareholder Services, L.L.C., pertaining to the Litigation Tracking Warrants.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           GOLDEN STATE BANCORP INC.


                                           By: /s/ John E. Haynes
                                               -------------------------------
                                               John E. Haynes
                                               Chief Financial Officer


Date:  April 22, 1998